Exhibit 10.1

CONTRIBUTION AGREEMENT

Dated March 31st, 2017

by and among

Investview, Inc.,

a Nevada corporation

and

Wealth Generators LLC,

a Utah limited liability company and

the Members of Wealth Generators LLC

CONTRIBUTION AGREEMENT

This Contribution Agreement (“Agreement”) dated March 31, 2017, is by and among Investview, Inc. (“INVU”), a corporation organized under the laws of the State of Nevada, having an office for the transaction of business at 745 Hope Road, Eatontown, New Jersey 07724 and Wealth Generators LLC (“Wealth Generators”), a limited liability company organized under the laws of the State of Utah, having an office for the transaction of business at 12 South 400 West, Salt Lake City, UT, 84101, and the members of Wealth Generators as listed on the signature page and Schedule A hereto, constituting all of the members of Wealth Generators (collectively, the “Wealth Generators Members” and individually a “Wealth Generators Member”), each having an address set forth on the signature pages hereto.

W I T N E S S E T H

WHEREAS, the Wealth Generators Members own all of the issued and outstanding membership interest of Wealth Generators (the “Wealth Generators Membership Interest”).

WHEREAS, the Wealth Generators Members desire to contribute the Wealth Generators Membership Interest to INVU upon the terms and subject to the conditions of this Agreement in exchange for an aggregate of 1,358,670,942 shares of newly issued shares of INVU Common Stock (the “INVU Shares”) at a per share price of $0.001 per share pursuant to the terms and conditions set forth in this Agreement, which such issuance of the INVU Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(a)(2) thereunder;

WHEREAS, it is intended that the issuance of the INVU Shares in exchange for the contribution of property as described herein will constitute a tax-free transfer to a corporation controlled by transferors pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, on the stated premises and for and in consideration of the foregoing recitals which are hereby incorporated by reference, the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived herefrom and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties hereto agree as follows:

SECTION 1

CONTRIBUTION

1.1       Contribution. Upon the terms and subject to the conditions contained herein, each of the Wealth Generators Members will contribute, transfer, assign and deliver to INVU the Wealth Generators Membership Interest, such that following the contribution herein, INVU shall own one hundred percent (100%) of the Wealth Generators Membership Interests. This contribution is based on the Wealth Generators Members’ relative ownership in Wealth Generators as set forth on Schedule A. All contributions shall be free and clear of all liens, claims or rights or offset of any kind.

1.2       INVU Share Issuance. In consideration of each of the Wealth Generators Members’ equity contributions to INVU, INVU shall issue the INVU Shares to each of the Wealth Generators Members in accordance with Schedule A. Following the issuance of the INVU Shares, the Wealth Generators Members shall own in the aggregate more than eighty percent (80%) of all the outstanding and issued INVU common stock. It is intended that the issuance of the INVU Shares in exchange for the contribution of property as described herein will constitute a tax-free transfer to a corporation controlled by transferors pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

1.3.       Closing. The closing (“Closing”) of the transactions contemplated hereby shall occur on the date hereof following the satisfaction or waiver of all conditions precedent to Closing set forth in Section 7 hereof (the “Closing Date”).

1.4.       Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all stock certificates, officers’ certificates, financial statements, schedules, agreements, resolutions, rulings, or other instruments required by this Agreement to be so delivered at or prior to the Closing, and the documents and certificates provided in Section 8, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby. If agreed to by the parties, the Closing may take place through the exchange of documents by eFax, fax, email and/or express courier. At the Closing, the ownership of the Wealth Generators Membership Interest set forth on Schedule A hereto currently held by the Wealth Generators Members shall be transferred to INVU without any further action by the Wealth Generators Members, and INVU Shares shall be issued in the names and denominations set forth on Schedule A hereto.

1.5       Adherence with Applicable Securities Laws. Each of the Wealth Generators Members agrees that he, she or it is acquiring the INVU Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the INVU Shares issued to him (other than pursuant to an effective Registration Statement under the Securities Act directly or indirectly unless:

(a)	the sale is to INVU;

(b)	the sale is made pursuant to the exemption from registration under the Securities Act, provided by Rule 144 thereunder; or

(c)	the INVU Shares are sold in a transaction that does not require registration under the Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities, and the Wealth Generators Member has furnished to INVU an opinion of counsel to that effect or such other written opinion as may be reasonably required by INVU. The Wealth Generators Members acknowledge that the certificates representing the INVU Shares shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT

BE SOLD, OFFERED FOR SALE, PLEDGED,

HYPOTHECATED OR OTHERWISE TRANSFERRED IN

THE ABSENCE OF A REGISTRATION STATEMENT WITH

RESPECT TO THE SECURITIES UNDER SUCH ACT AND

THE OPINION OF COUNSEL REASONABLY

SATISFACTORY TO THE COMPANY THAT SUCH

REGISTRATION IS NOT REQUIRED OR UNLESS SOLD

PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.

1.6       Lock-Up. The Wealth Generators Members agree that each individually shall not transfer, offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise dispose of, directly or indirectly, any INVU Shares through one (1) year from the Closing Date. If requested by an underwriter of Common Stock, each Wealth Generators Members will reaffirm the agreement set forth in this Section 1.5 in a separate writing in a form satisfactory to such underwriter. INVU may impose stop-transfer instructions with respect to the INVU Shares. Notwithstanding the foregoing, the restrictions set forth in this Section 1.5 shall not apply to (A) the sale by a Wealth Generators Member of up to 20% per month of the INVU Shares held by such Wealth Generators Member commencing on the six (6) month anniversary of this Agreement, or (B) transfers (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, or (ii) to any trust for the direct or indirect benefit of the Wealth Generators Member or the immediate family of the Wealth Generators Member, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value. For purposes of this Section 1.5, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. All certificates representing the INVU Shares deliverable to the Wealth Generators Members pursuant to this Agreement and any certificates subsequently issued with respect thereto or in substitution therefor shall bear a legend substantially as follows, in addition to any legend INVU determines is required pursuant to any applicable legal requirement including the standard legend required under the Securities Act of 1933, as amended:

"The shares represented by this certificate may not be offered, sold, pledged, transferred or otherwise disposed of except in accordance with the requirements of the Securities Act of 1933, as amended, and the other conditions specified in that certain Contribution Agreement dated as of _____, 2017, copies of which agreements the Company will furnish, without charge, to the holder of this certificate upon written request therefor."

SECTION 2

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF WEALTH GENERATORS AND THE WEALTH GENERATORS MEMBERS

Wealth Generators and the Wealth Generators Members hereby represent and warrant to INVU as follows:

2.1       Organization and Good Standing. Wealth Generators is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Utah, and is entitled to carry on its business as and in the places where such business is now conducted. Wealth Generators is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its business requires such qualification. Wealth Generators does not own any subsidiaries.

2.2       Authorization; Enforceability; No Breach. Wealth Generators has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of Wealth Generators enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by Wealth Generators and the consummation of the transactions contemplated hereby will not:

(a)                violate any provision of the Wealth Generators’ Certificate of Formation or its operating agreement;

(b)               violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which Wealth Generators is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)                violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Wealth Generators or upon the properties or business of Wealth Generators; or

(d)               violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which could have a Material Adverse Effect on the business or operations of Wealth Generators. “Material Adverse Effect” shall mean any effect or change that would be materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of INVU or Wealth Generators, as the case may be, taken as a whole, or on the ability of any party to consummate timely the transactions contemplated hereby.

2.3       Compliance with Laws. Wealth Generators has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would have a Material Adverse Effect on the business or financial condition of Wealth Generators.

2.4       Litigation; Actions and Proceedings. There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving Wealth Generators. Except as set forth on Schedule 2.4, there is no action, suit or proceeding pending or threatened, or any investigation or proceeding, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving Wealth Generators or its properties or rights which (a) could reasonably be expected to have a Material Adverse Effect on Wealth Generators, or (b) could reasonably be expected to have a Material Adverse Effect on the consummation of any of the transactions contemplated by this Agreement. To Wealth Generators Members’ knowledge, there is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

2.5       Brokers or Finders. No broker’s or finder’s fee will be payable by Wealth Generators or a Wealth Generators Member in connection with the transactions herein contemplated, nor will any such fee be incurred as a result of any actions by Wealth Generators or a Wealth Generators Member.

2.6       Assets; Real Property. Wealth Generators owns all rights, title and interest in and to their respective assets, free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or any other encumbrances. Wealth Generators does not own any real property.

2.7	Intellectual Property; Privacy.

(a)       Wealth Generators exclusively owns, or has a valid and continuing license to use, all Intellectual Property that is used in, or necessary for, the operation of the business as conducted as of the date hereof and as proposed to be conducted (collectively, the “Company Intellectual Property”), free and clear of any encumbrance. The conduct by Wealth Generators of its business (including its products and services) has not and does not infringe, misappropriate, dilute or otherwise violate any other person’s Intellectual Property rights or rights in personal information or constitute unfair competition or trade practices, and does not violate the laws of any country or jurisdiction. There is no claim, notice or litigation pending or, threatened against Wealth Generators alleging any of the foregoing or otherwise challenging the use, ownership, licensing, validity or enforceability of any Company Intellectual Property owned (or purported to be owned) by Wealth Generators.

(b)       Wealth Generators is the sole and exclusive owner of all right, title and interest in and to its software, free and clear of any encumbrance. All employees, consultants and other persons who contributed to the conception, creation or development of any of the Company Intellectual Property or its software did so either (i) within the scope of his or her employment such that, subject to and in accordance with applicable laws, all Intellectual Property rights arising therefrom became exclusively owned by Wealth Generators, or (ii) pursuant to valid and enforceable written agreements assigning all Intellectual Property rights therein to Wealth Generators. To Wealth Generators Shareholders’ knowledge, no third person has infringed, misappropriated, diluted or otherwise violated any Company Intellectual Property or its software. Wealth Generators has taken all commercially reasonable efforts to maintain the confidentiality of all material trade secrets of Wealth Generators.

(c)       Wealth Generators is in compliance with all applicable privacy policies and all laws relating to privacy, data protection, anti-spam, personally identifiable information, and similar consumer protection laws (collectively, “Privacy Laws and Policies”). Wealth Generators has taken all measures reasonably necessary or appropriate to protect and maintain the confidentiality of all personally identifiable information and other confidential customer information collected by Wealth Generators and to maintain the security of its data storage practices, in each case, in accordance with all Privacy Laws and Policies. Wealth Generators has not received notice of any claims or been charged with any violation of any Privacy Laws and Policies or any failure to adequately protect or maintain the confidentiality of any personally identifiable information and other confidential customer information. There is no investigation pending against Wealth Generators or, threatened against Wealth Generators, with respect to any such claim or charge, and there are no facts or circumstances which could form the basis for any such claim or charge. There have been no data breaches involving any personally identifiable information collected by Wealth Generators and there are no facts or circumstances, which could form the basis for any such breaches.

2.8       Capitalization. The authorized membership interest of Wealth Generators are owned of record and beneficially by the Wealth Generators Members and in the amounts reflected in Schedule A. Wealth Generators has not granted, issued or agreed to grant, issue or make available any warrants, options, subscription rights or any other commitments of any character relating to the securities of Wealth Generators. All of the Wealth Generators Membership Interest are duly authorized and validly issued, fully paid and non-assessable.

2.9       Full Disclosure. No representation or warranty by Wealth Generators in this Agreement or in any document or schedule to be delivered by any such entity pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished to INVU pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of Wealth Generators.

2.10       Undisclosed Liabilities. As of the Closing Date, Wealth Generators shall have no debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted) except such debts, liabilities or obligations that are set forth on Schedule 2.10.

2.11       State Takeover Statutes. No “fair price, “ “moratorium,” “control share acquisition” or other similar antitakeover statue or regulation enacted under state or federal laws in the United States, is applicable to the transactions contemplated by this Agreement.

2.12       Absence of Certain Changes or Events. Since October 25, 2016, there has not been (a) any change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Wealth Generators as reflected in the Wealth Generators Financial Statements which would have a Material Adverse Effect on Wealth Generators taken as a whole, (b) any material loss sustained by Wealth Generators, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has or may have a Material Adverse Effect on the operation of Wealth Generators’ business or (c) to the knowledge of Wealth Generators, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which would have a Material Adverse Effect on the results of operations or the business or financial condition of Wealth Generators.

2.13       Intentionally Left Blank.

2.14       Intentionally Left Blank.

2.15       Tax Matters. Wealth Generators has filed all federal income tax returns and all other material tax returns that it was required to file since the date of its organization. Wealth Generators has paid all taxes that it was required to pay since the date of its organization. Wealth Generators is not currently the beneficiary of any extension of time within which to file any tax return. There are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of Wealth Generators. There is no material dispute or claim concerning any tax liability of Wealth Generators either (i) claimed or raised by any taxation authority in writing or (ii) as to which Wealth Generators has knowledge.

2.16       Financial Statements. Schedule 2.16 contains copies of the balance sheets of the Wealth Generators for period ended October 25, 2016 and the related statements of operations for the period then ended (the “Wealth Generators Financial Statements”).

2.17       Contracts. A copy of each of the material contracts, instruments, agreements, or understandings, requested by INVU (collectively, the “Contracts”), has been provided to INVU. Each of the Contracts is a valid and binding obligation of either Wealth Generators and in full force and effect, except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. There are no existing defaults by Wealth Generators, thereunder or, to the knowledge of Wealth Generators, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect.

2.18       Insurance.

(a)                An accurate and complete description of all policies of property and other forms of insurance held by Wealth Generators has been delivered to INVU. True and complete copies of all such insurance policies have been previously provided to INVU.

(b)       There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid and Wealth Generators is otherwise in compliance in all material respects with the terms of such policies. There is no threatened termination of, or material premium increase with respect to, any of such policies.

2.19       Anticorruption.

(a)       In the past 10 years, neither the Wealth Generators Members nor Wealth Generators, or any of its directors or officers is or has at any time engaged in any activity, practice or conduct which would constitute an offence under all applicable laws relating to anti-bribery, anti-corruption, anti-money laundering or illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations.

(b)       Wealth Generators has in place adequate procedures to prevent any conduct of the kind referred to in Section 2.19(a) above.

(c)       In the past 10 years, neither the Wealth Generators Members nor Wealth Generators, or any of its directors or officers is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under applicable laws relating to anti-bribery, anti-corruption, anti-money laundering, illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

(d)       Without limiting the generality of the foregoing, in the past 10 years, neither the Wealth Generators Members nor Wealth Generators, or any of its, directors or officers has corruptly or otherwise offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to: (i) any government or similar official for purposes of (A) (1) influencing any act or decision of such official in his or her official capacity, (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such official to use his or her influence with a governmental authority to affect or influence any act or decision of such governmental authority; or (ii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any official, to any political party or official thereof, or to any candidate for political office, for purposes of (A) (1) influencing any act or decision of such official, political party, party official, or candidate in his or her or its official capacity, (2) inducing such official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such official, political party, party official, or candidate to use his or her or its influence with a governmental authority to affect or influence any act or decision of such governmental authority. There has been no false or fictitious entries made in the books or records of Wealth Generators relating to any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and the Company, has not established or maintained a secret or unrecorded fund.

SECTION 3

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF INVU

INVU represent and warrant to Wealth Generators and the Wealth Generators Members as follows:

3.1       Organization and Good Standing. INVU is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted except for any such failure, which when taken together with all other failures, is not likely to have a Material Adverse Effect on the business of INVU taken as a whole. INVU is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

3.2       Authorization; Enforceability; No Breach. INVU has all the necessary corporate power and authority to execute this Agreement and perform its respective obligations hereunder. This Agreement constitutes the valid and binding obligation of INVU, enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights. The execution, delivery and performance of this Agreement by INVU and the consummation of the transactions contemplated hereby will not:

(a)       violate any provision of the Articles of Incorporation or By-Laws of such entity;

(b)       violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which either such entity is a party or by or to which it or any of its respective assets or properties may be bound or subject;

(c)       violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, either such entity, or upon its respective properties or business; or

(d)       violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein, which could have a Material Adverse Effect on the business or operations of either entity.

3.3       Compliance with Laws. INVU has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its respective business which, if not complied with, would have a Material Adverse Effect on affect the business or financial condition of INVU as a whole.

3.4       Litigation; Actions and Proceedings. Except as disclosed in the INVU SEC Documents, there is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving INVU. Except as disclosed in the INVU SEC Documents, there is no action, suit or proceeding pending or threatened, or any investigation or proceeding, at law or in equity, before any arbitrator, court or other governmental authority, pending or threatened, nor any judgment, decree, injunction, award or order outstanding, against or in any manner involving INVU or its respective properties or rights which (a) could reasonably be expected to have a Material Adverse Effect on INVU, or (b) could reasonably be expected to have a Material Adverse Effect on the consummation of any of the transactions contemplated by this Agreement. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding.

3.5       Brokers or Finders. No broker’s or finder’s fee will be payable by INVU in connection with the transaction contemplated by this Agreement, nor will any such fee be incurred as a result of any actions by INVU.

3.6       The INVU Shares. The INVU Shares to be issued to the Wealth Generators Members, on or prior to the date of issuance, will have been duly authorized by all necessary corporate actions and when, so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of the pre-emptive or similar rights of any person.

3.7       Books and Records. The books and records, financial and otherwise, of INVU are in all material respects complete and correct and have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of INVU.

3.8       Minute Book. The minute book of INVU contains, and will contain at the Closing Date, evidence of the due election and incumbency of the board of directors and officers of INVU executing this Agreement or any document, certificate, or other instrument executed in order to consummate the transactions herein contemplated together with an accurate and complete record of the proceeds of all meeting of directors, committees thereof, or stockholders and all written consents in lieu thereof.

3.9       Shareholders' List. The stockholders' list of INVU, which has been previously delivered by INVU to Wealth Generators, is a true and accurate copy thereof as of the date indicated thereon. The Transfer Agent retains in safekeeping all certificates that have been or should be canceled on the registration of transfer thereof. All of such canceled certificates have on their face in conspicuous permanent ink or perforations the word "canceled." All of such certificates are accounted for as either canceled and in the possession of the Transfer Agent, outstanding, or unissued. To the best of INVU's knowledge, except for securities broker-dealers, clearing agencies, securities depositories, banks, or other securities industry entities registered with the SEC whose regular business consists of holding securities beneficially owned by others, each stockholder listed on such stockholders' list is the beneficial owner thereof, and such stockholder is not a party to, and such stockholder's stock is not subject to, any agreement, understanding, power-of-attorney, or other arrangement of any kind with any person who is an affiliate of INVU or acting in concert with such affiliate under which such affiliate or person acting in concert with such affiliate has or shares investment or voting power over such securities.

3.10       SEC Reports and Financial Statements.

(a)       INVU has filed or furnished all forms, documents and reports, required to be filed or furnished by it (the “INVU SEC Documents”) with the Securities and Exchange Commission (the “SEC”). As of their respective dates or, if amended, as of the date of such amendment, the INVU SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations promulgated thereunder, and none of the INVU SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       The audited financial statements and unaudited interim financial statements (including all related notes and schedules) of INVU included in the INVU SEC Documents (the “INVU Financial Statements”) complied as to form in all material respects with the rules and regulations of the SEC then in effect, fairly present in all material respects the financial position of INVU, as at the respective dates thereof, and the results of their operations and their cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to INVU), and were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

3.11       Compliance with Securities Laws, Rules, and Regulations. All securities of INVU issued since its inception have been issued pursuant to and in compliance with applicable federal and state laws, rules, and regulations; specifically, all offers and sales of shares of common voting stock were made pursuant to exemptions from the registration requirements of Section 5 of the Securities Act, and pursuant to available exemptions provided by applicable state securities laws. Further, INVU has made all the required filings with any federal or state regulatory agency regarding the offer and sale of all issued and outstanding shares of common voting stock.

3.12       Transactions with Affiliates. The INVU SEC Documents set forth a description of every material contract, agreement, or arrangement between INVU and any person who is or has ever been an officer, director, or promoter (as defined in rule 405 under the Securities Act) of INVU or person owning of record, or known by INVU to own beneficially, 5% or more of the issued and outstanding common stock of INVU and which is to be performed in whole or in part after the date hereof or was entered into within three years before the date hereof. In all of such circumstances, the contract, agreement, or arrangement was for a bona fide business purpose of INVU, and the amount paid or received, whether in cash, in services, or in kind, is, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to INVU than terms available from otherwise unrelated parties in arm’s length transactions. Except as disclosed in Schedule 3.12 hereto or otherwise disclosed herein, no officer or director of INVU or 5% shareholder of INVU has, or has had during the preceding three years or such shorter period as INVU has been in existence, any interest, directly or indirectly, in any material transaction with INVU. Schedule 3.12 hereto also includes a description of any commitment by INVU, whether written or oral, to lend any funds to, borrow any money from, or enter into any other material transaction with, any such affiliated person.

3.13       Absence of Certain Changes or Events. Since December 31, 2016, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the assets or liabilities of INVU as reflected in the INVU Financial Statements, (b) any material loss sustained by INVU, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has or may have a Material Adverse Effect on the operation of INVU’s business, or (c) to the knowledge of INVU, any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which would have a Material Adverse Effect on the results of operations or the business or financial condition of INVU.

3.14       Indebtedness. Schedule 3.14 sets forth all outstanding secured and unsecured Indebtedness of the Company, or for which the Company has commitments as of the date hereof. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed including trade accounts payable incurred in the ordinary course of business, (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same should be reflected in the Company’s consolidated balance sheet; and (c) the present value of any lease payments due under leases required to be capitalized in accordance with GAAP.

3.15       Internet Communications. INVU has not at any time during the preceding year posted under its name or under any pseudonym, whether or not accompanied by personally identifiable information, any statement, comment, or other communication on any internet chat room, bulletin board, or other forum, whether or not access is or purports to be restricted, respecting INVU, its business or financial condition, prospects, management or opportunities or its securities or effecting transactions therein, except public releases by INVU duly authorized by its officers or directors.

3.16       Tradability of Outstanding Stock. To the extent applicable, INVU has complied with the securities laws of each and every jurisdiction in which a shareholder resided as of the date such shareholder purchased securities from INVU, and such shares purchased from INVU can be resold without restriction (except for any applicable control restrictions or restrictions under the Securities Act) by such shareholder in said jurisdiction immediately after the closing as herein contemplated.

3.17       Intentionally Left Blank.

3.18       Full Disclosure. No representation or warranty by INVU in this Agreement or in any document or schedule to be delivered by it pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by INVU pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the businesses of INVU.

3.19       State Takeover Statutes. No “fair price,” “moratorium,” “control share acquisition” or other similar antitakeover statue or regulation enacted under state or federal laws in the United States, is applicable to the transactions contemplated by this Agreement.

3.20       Tax Matters. INVU has filed, all federal income tax returns and all other material tax returns that it was required to file since the date of its organization. INVU has paid all taxes that it was required to pay since the date of its organization. INVU is not currently the beneficiary of any extension of time within which to file any tax return. There are no liens for taxes (other than taxes not yet due and payable) upon any of the assets of INVU. There is no material dispute or claim concerning any tax liability of INVU either (i) claimed or raised by any taxation authority in writing or (ii) as to which INVU has knowledge.

3.21       Anticorruption.

(a)       Neither INVU nor any of its directors, officers, employees, representatives, or any person generally acting by or on behalf of any of the aforementioned, is or has at any time engaged in any activity, practice or conduct which would constitute an offence under all applicable laws relating to anti-bribery, anti-corruption, anti-money laundering or illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations.

(b)       INVU has in place adequate procedures to prevent any conduct of the kind referred to in Section 3.21(a) above.

(c)       Neither INVU nor any of its directors, officers, employees, representatives, or any person generally acting by or on behalf of any of the aforementioned, is or has been the subject of any investigation, inquiry or enforcement proceedings by any governmental, administrative or regulatory body or any customer regarding any offence or alleged offence under applicable laws relating to anti-bribery, anti-corruption, anti-money laundering, illegal payments and bribes and illegal political contributions and similar statutes, rules and regulations, and no such investigation, inquiry or proceedings have been threatened or are pending and there are no circumstances likely to give rise to any such investigation, inquiry or proceedings.

(d)       Without limiting the generality of the foregoing, neither INVU nor any of its directors, officers, employees, representatives, or any person generally acting by or on behalf of any of the aforementioned, has corruptly or otherwise offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value to: (i) any government or similar official for purposes of (A) (1) influencing any act or decision of such official in his or her official capacity, (2) inducing such official to do or omit to do any act in violation of the lawful duty of such official, or (3) securing any improper advantage; or (B) inducing such official to use his or her influence with a governmental authority to affect or influence any act or decision of such governmental authority; or (ii) any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any official, to any political party or official thereof, or to any candidate for political office, for purposes of (A) (1) influencing any act or decision of such official, political party, party official, or candidate in his or her or its official capacity, (2) inducing such official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, political party, party official, or candidate, or (3) securing any improper advantage; or (B) inducing such official, political party, party official, or candidate to use his or her or its influence with a governmental authority to affect or influence any act or decision of such governmental authority. There has been no false or fictitious entries made in the books or records of INVU relating to any offer, payment, promise to pay, or authorization of the payment of any money, or offer, gift, promise to give, or authorization of the giving of anything of value, including any bribe, kickback or other illegal or improper payment, and INVU has not established or maintained a secret or unrecorded fund.

SECTION 4

REPRESENTATIONS, COVENANTS, AND WARRANTIES

OF THE WEALTH GENERATORS MEMBERS

Each of the Wealth Generators Members hereby represents and warrants to INVU, as follows:

4.1       Ownership and Restrictions on Wealth Generators Membership Interest. The Wealth Generators Member is not a party to any agreement, written or oral, creating rights in respect to the Wealth Generators Membership Interest to be contributed to INVU for the INVU Shares pursuant to this Agreement in any third person or relating to the voting of the Membership Interest. The Wealth Generators Member is the lawful and beneficial owner of the Wealth Generators Membership Interest set forth opposite such members name on Schedule A hereto, free and clear of all security interests, liens, encumbrances, equities and other charges, except for any applicable restrictions under U.S. securities laws. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Wealth Generators Membership Interest owned by such Wealth Generators Member, nor are there any securities convertible into such membership interest.

4.2       No Registration; Shell Status. The INVU Shares will not be registered under the Securities Act or under applicable state blue-sky laws. Due to the fact that INVU filed a Form 10-K Annual Report for the year ended December 31, 2005 indicating that INVU was a shell at such time, INVU is a former “shell-company” as defined in Rule 405 of the Securities Act. On August 30, 2006, INVU entered into a Share Purchase Agreement pursuant to which it acquired The Retirement Solution Inc. and, at such time was no longer considered a “shell-company”. Since August 30, 2006, INVU has filed all required quarterly and annual reports with the SEC and has not been considered a “shell-company” at any point in time.

4.3       Power and Authority. The Wealth Generators Members are authorized to enter into this Agreement and perform their obligations hereunder, and no consent of any person is necessary in order for the Wealth Generators Members to enter into and consummate the Transaction.

4.4       Investment Intent. The INVU Shares, when issued, will be acquired for the Wealth Generators Members’ own accounts, for investment purposes only and not with a view for distribution or resale to others. The Wealth Generators Members will not sell or otherwise transfer the INVU Shares unless the INVU Shares are subsequently registered under the Securities Act or an exemption to the registration requirements is available. INVU is under no obligation to register the INVU Shares under the Securities Act. Following the issuance of the INVU Shares, legends shall be placed on the certificates representing the INVU Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and appropriate notations thereof will be made in INVU's books and stop transfer instructions may be placed with INVU’s transfer agent. The acquisition of the INVU Shares represents a high-risk capital investment, and the Wealth Generators Members are able to afford an investment in a speculative venture such as INVU. The Wealth Generators Members have adequate means of providing for their current financial needs and foreseeable contingencies and have no need for liquidity of its investment in the INVU Shares for an indefinite period of time. Although INVU’s common stock is quoted for trading by OTC Markets, trading has been both low-volume and sporadic and there are no assurances a more robust trading market will develop in the near future, if at all; accordingly, the INVU Shares are considered an illiquid investment. The Wealth Generators Members are fully aware that such investments can and sometimes do result in the loss of the entire investment. The Wealth Generators Members are experienced and sophisticated investors, are able to fend for themselves in the transactions contemplated by this Agreement, and have such knowledge and experience in financial and business matters that they are capable of evaluating the risks and merits of acquiring the INVU Shares. The Wealth Generators Members are accredited investors as such term is defined under the Securities Act, and they understand the meaning of the term “accredited investor.” The Wealth Generators Members understand that the offer and sale of the INVU Shares is being made only by means of this Agreement and that INVU has not authorized the use of, and the Wealth Generators Members confirms that they are not relying upon, any other information, written or oral, other than material contained in this Agreement.

SECTION 5

COVENANTS

5.1              Examinations and Investigations. Prior to the Closing Date, the parties acknowledge that they will be entitled, through their employees and representatives, to make such investigation and verification of the assets, properties, business and operations, books, records and financial condition of the other, including communications with suppliers, vendors and customers, as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waiver in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement. Consummation of this Agreement shall be subject to the fulfillment of due diligence procedures to the reasonable satisfaction of each of the parties hereto and their respective counsel.

5.2              Expenses. Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

5.3              Further Assurances. The parties shall execute such documents and other papers and take such further actions, as may be reasonably required or desirable, to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best efforts to fulfill or obtain in the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

5.4              Confidentiality. In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, such obligation shall not apply to information which:

(a)                at the time of disclosure was public knowledge;

(b)               after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)                the receiving party had within its possession at the time of disclosure.

SECTION 6

CONDUCT OF BUSINESS BY WEALTH GENERATORS

From the date of this Agreement until the Closing, Wealth Generators shall conduct its business in the ordinary course and consistent with prudent and past business practice, except for transactions expressly contemplated hereby, or with the prior written consent of INVU. Notwithstanding the foregoing, from the date of this Agreement until the Closing, Wealth Generators will not:

(a)       create, assume or suffer to exist any lien on any of its properties or assets, whether tangible or intangible;

(b)       sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its assets or cancel any indebtedness owed to it;

(c)       change any method of accounting or accounting practice used by it, other than such changes required by GAAP;

(d)       issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

(e)       propose or adopt any amendment or other changes to its Articles of Incorporation, its bylaws or other governing documents;

(f)       declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

(g)       issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

(h)       make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other person;

(i)       enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees;

(j)       make any payments out of the ordinary course of business to any of its officers, directors, employees or shareholders;

(k)       pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

(l)       agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay its ability to consummate the transactions contemplated by this Agreement;

(m)       form or acquire any subsidiaries; or

(n)       agree or commit to take any of the actions specified in this Section 6.

SECTION 7

CONDUCT OF BUSINESS BY INVU

From the date of this Agreement until the Closing, INVU shall conduct its business in the ordinary course and consistent with prudent and past business practice, except for transactions expressly contemplated hereby, or with the prior written consent of Wealth Generators. Notwithstanding the foregoing, from the date of this Agreement until the Closing, INVU will not:

(a)       create, assume or suffer to exist any lien on any of its properties or assets, whether tangible or intangible;

(b)       sell, assign, transfer, lease or otherwise dispose of or agree to sell, assign, transfer, lease or otherwise dispose of any its assets or cancel any indebtedness owed to it;

(c)       change any method of accounting or accounting practice used by it, other than such changes required by GAAP;

(d)       issue, grant, deliver, sell, repurchase, redeem, purchase, acquire, encumber, pledge, dispose of or otherwise transfer, directly or indirectly, any shares of capital stock of, or other equity interests in it, or securities convertible into or exchangeable for such shares or equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional shares of such capital stock, such other equity interests or such securities;

(e)       propose or adopt any amendment or other changes to its Articles of Incorporation, its bylaws or other governing documents;

(f)       declare, set aside or pay any dividend or distribution with respect to any share of its capital stock or declare or effectuate a stock dividend, stock split or similar event;

(g)       issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

(h)       make any equity investment in, make any loan, advance or capital contribution to, or acquire the securities or assets of any other person;

(i)       enter into any new or additional agreements or modify any existing agreements relating to the employment of, or compensation or benefits payable or to become payable to, any past or present officer or director or any written agreements of any of its past or present employees;

(j)       make any payments out of the ordinary course of business to any of its officers, directors, employees or shareholders;

(k)       pay, discharge, satisfy or settle any liabilities (absolute, accrued, asserted or unasserted, contingent or otherwise) other than in the ordinary course of business;

(l)       agree in writing or otherwise take any action that would, or would reasonably be expected to, prevent, impair or materially delay its ability to consummate the transactions contemplated by this Agreement;

(m)       form or acquire any subsidiaries; or

(n)       agree or commit to take any of the actions specified in this Section 7.

SECTION 8

CONDITIONS PRECEDENT TO CLOSING

8.1       Conditions Precedent to the Obligation of INVU to Close. The obligations of INVU to effect and consummate the transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for INVU’s sole benefit and may be waived only by INVU at any time in its sole discretion by providing Wealth Generators and the Wealth Generators Members with prior written notice thereof:

(a)       Representations, Warranties, Covenants and Agreements. The representations and warranties of Wealth Generators and each Wealth Generators Member herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of Wealth Generators and the Wealth Generators Members shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date.

(b)       Wealth Generators Board Approval. Wealth Generators’ Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing Wealth Generators to enter into this Agreement and the consummation of the transactions contemplated hereby and thereby.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)       No Material Adverse Changes. There shall have been no adverse effect on the business, operations, properties, prospects or financial condition of Wealth Generators that would have a Material Adverse Effect on Wealth Generators, taken as a whole.

(e)       Financial Statements. Wealth Generators shall within 60 calendar days deliver the audited financial statements for the years ended March 31, 2016 and 2015, together with such unaudited interim period financial statements as shall be necessary to satisfy the rules and regulations of the SEC (the “Wealth Generators Audited Financial Statements”). The Wealth Generators Audited Financial Statements shall have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and the rules and regulations of the SEC and shall be accompanied by the unqualified opinion of an auditor acceptable to the INVU Board of Directors.

(f)       Participation of Wealth Generators Members. The holders of 100% of the Wealth Generators Membership Interest shall participate in the transactions contemplated by this Agreement.

8.2.       Conditions Precedent to the Obligation of Wealth Generators and the Wealth Generators Members to Close. The obligations of each of Wealth Generators and the Wealth Generators Members to effect and consummate the transactions contemplated hereby are subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following conditions; provided that these conditions are for Wealth Generators’ and the Wealth Generators Members’ sole benefit and may be waived only by either Wealth Generators or the Wealth Generators Members, as applicable, at any time in their sole discretion by providing INVU with prior written notice thereof:

(a)       Representations, Warranties, Covenants and Agreements. The representations and warranties of INVU herein shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and each of INVU shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by them at or prior to the Closing Date. Wealth Generators shall have received a certificate, executed by INVU, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Wealth Generators.

(b)       Resolutions. The INVU Board of Directors shall have adopted, and not rescinded or otherwise amended or modified, resolutions authorizing INVU’s entry into this Agreement and the consummation of the transactions contemplated hereby and thereby, including the issuance of the INVU Shares.

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

SECTION 9

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF INVU

Notwithstanding any right of Wealth Generators and the Wealth Generators Members to fully investigate the affairs of INVU, Wealth Generators and the Wealth Generators Members shall have the right to rely fully upon the representations, warranties, covenants and agreements of INVU contained in this Agreement or in any document delivered to Wealth Generators and/or the Wealth Generators Members by INVU or any of its respective representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 10

SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF WEALTH GENERATORS AND THE WEALTH GENERATORS MEMBERS

Notwithstanding any right of INVU to fully investigate the affairs of Wealth Generators and the Wealth Generators Members, INVU has the right to rely fully upon the representations, warranties, covenants and agreements of Wealth Generators and the Wealth Generators Members contained in this Agreement or in any document delivered to INVU by the Wealth Generators and/or the Wealth Generators Members or any of its or their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for 12 months following the Closing.

SECTION 11

TERMINATION AND AMENDMENT

11.1       Termination. This Agreement may be terminated prior to the Closing as follows:

(a)       Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by mutual written consent of the parties hereto.

(b)       Termination by Either Wealth Generators or INVU. This Agreement may be terminated by either Wealth Generators or INVU at any time prior to the Closing as follows:

(i)       if the Closing has not occurred by April 30, 2017 (the “Outside Date”), except that the right to terminate this Agreement under this clause will not be available to any party whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure to consummate the Closing by such date; or

(ii)       if any law or governmental authority prohibits consummation of the Closing or if any order, judgment, injunction, award, decree or writ handed down, adopted or imposed by, any court of competent jurisdiction or governmental authority restrains, enjoins or otherwise prohibits consummation of the Closing, and such order, judgment, injunction, award, decree or writ has become final and nonappealable.

(c)       Termination by Wealth Generators. This Agreement may be terminated by Wealth Generators at any time prior to the Closing if a breach or failure of any representation, warranty or covenant of INVU contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 8.2; and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that neither Wealth Generators or a Wealth Generators Member is in material breach of its respective obligations under this Agreement.

(d)       Termination by INVU. This Agreement may be terminated by INVU at any time prior to the Closing, if a breach or failure of any representation, warranty or covenant of Wealth Generators or a Wealth Generators Member contained in this Agreement shall have occurred, which breach (A) would reasonably be expected to give rise to the failure of a condition set forth in Section 8.1 and (B) as a result of such breach, such condition would not be capable of being satisfied prior to the Outside Date; provided that INVU is not in material breach of its respective obligations under this Agreement.

(e)       Effect of Termination. If this Agreement is terminated pursuant to this Section 10, it will become void and of no further force and effect, with no liability on the part of any party (or any of their respective former, current, or future general or limited partners, shareholders, stockholders, managers, members, directors, officers, affiliates or agents), except that the provisions of this Section 10 will survive any termination of this Agreement; provided, however, that nothing herein shall relieve any party (or any of their respective directors or officers) from liabilities for damages incurred or suffered by another party as a result of any fraud perpetrated, conspired in or otherwise committed by such party (or any of their respective directors or officers) or any knowing or intentional breach by a party of any of its representations, warranties, covenants or other agreements set forth in this Agreement that caused, or would reasonably be expected to cause, any of the conditions set forth in Sections 8.1 or 8.2, as applicable, not to be satisfied.

11.2       Amendment of Agreement. This Agreement may be amended by the parties at any time prior to the Closing; provided, that (a) no amendment that requires stockholder approval under applicable laws, rules and regulations will be made without such required further approval and (b) such amendment has been duly authorized or approved by the parties. This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by Wealth Generators, the Wealth Generators Members and INVU. Any such amendment shall apply to, and bind all parties.

SECTION 12

INDEMNIFICATION

12.1       Obligation of INVU to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, INVU hereby agree to indemnify, defend and hold harmless Wealth Generators and each of the Wealth Generators Members from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys’ fees and disbursements) (a “Loss”) based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of INVU contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

12.2       Obligation of Wealth Generators and the Wealth Generators Members to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, each of Wealth Generators and the Wealth Generators Shareholders agrees to indemnify, defend and hold harmless INVU from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

12.3       Obligation of the Wealth Generators Members to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 9, each of the Wealth Generators Members severally agrees to indemnify, defend and hold harmless INVU, Wealth Generators and the remaining Wealth Generators Members to the extent provided for herein from and against any Loss based upon, arising out of, or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement made by any of them and contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

SECTION 13

POST CLOSING COVENANTS

13.1       Merchant Partner. Concurrent with the Closing, INVU will enter into an agreement with [ First Data] (the “Merchant Partner”) pursuant to which INVU will pay 1% of all fees generated from the Merchant Bank Account with Zion Bank to Merchant Partner. Merchant Partner agrees to place all amounts earned into a separate designated bank account and to use such funds to pay any INVU debts owed by INVU to Evenflow Funding LLC that are not settled and/or converted to equity by INVU.

13.2       Reverse Stock Split. Wealth Generators and the Wealth Generators Members acknowledge that, INVU in order to induce various debt holders and vendors to convert their liabilities to shares of Common Stock of INVU, INVU has agreed that INVU will refrain from implementing a reverse split of the shares of Common Stock for a period of sixty (60) days from the Closing Date (the “Restriction Period”). Wealth Generators and the Wealth Generators Members agree that they will not vote for or take any action that would cause a reverse stock split to occur before the Restriction Period has expired.

SECTION 14

MISCELLANEOUS

14.1       Waivers. The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

14.2       Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

14.3       Notices. Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or on Schedule A hereto or at such other address or number as may be furnished in writing in accordance with this paragraph.

14.4       Governing Law; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Salt Lake County, State of Utah, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this agreement in that jurisdiction or the validity or enforceability of any provision of this agreement in any other jurisdiction. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

14.5       Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the transaction and issuance of the INVU Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

14.6       Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

14.7       Severability of Provisions. The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

14.8       Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission or pdf via email and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

INVESTVIEW, INC.

By:	/s/Dr. Joseph Louro
Dr. Joseph Louro, Chief Executive Officer

WEALTH GENERATORS LLC

By:	/s/Ryan Smith
Ryan Smith , CEO

WEALTH GENERATORS MEMBERS

Wealth Engineering LLC		WealthColony LLC

By:	/s/Mario Romano	By:	/s/ Jospeh Hagan
Name:	Mario Romano	Name:	Jospeh Hagan
Title:	CEO	Title:	Managing Member

CR Capital Holdings LLC

By:	/s/Chad Miller	By:	/s/ Stephen Poulter
Name:	Chad Miller	Name:	Stephen Poulter
Title:	Owner	Title:	Individual

Herkimer Stone LLC

By:	/s/Jospeh Hagan
Name:	Jospeh Hagan
Title:	Managing Member

Maverick Holdings I, LLC

By:	/s/ Chad Bessinger
Name:	Chad Bessinger
Title:	Managing Member

Adaugeo LLC

By:	/s/ Joseph Louro
Name:	Joseph Louro
Title:	Managing Member

LP Ventures LLC
By:	/s/Charles McHenry
Name:	Charles McHenry
Title:	Managing Member

Schedule A

Member	Membership Interest Currently Held in Wealth Generators	Shares in INVU
Wealth Engineering LLC	30.04%	408144751
CR Capital Holdings LLC	47.80%	649444710.3
Herkimer Stone LLC	5.00%	67933547.1
Maverick Holdings I, LLC	2.00%	27173418.84
Adaugeo LLC	1.50%	20380064.13
LP Ventures LLC	5.00%	67933547.1
WealthColony LLC	7.50%	101900320.7
Stephen Poulter	1.16%	15760582.93
Total	100%

Schedule 2.4 Litigation; Actions and Proceedings

In May 2016, Wealth Generators, LLC, received a written request for production of documents from the Commodity Futures Trading Commission (the “CFTC”) that appeared to have been focused on claims made by Wealth Generators about the performance of its trading recommendations. Wealth Generators responded to that request for production and to several follow-up requests, with the last response from Wealth Generators having been submitted in November, 2016. Wealth Generators has received no further communications from the CFTC since that date.

Schedule 2.10 Undisclosed Liabilities

Schedule 2.16 Financial Statements.

Schedule 3.12 Transactions with Affiliates

Schedule 3.14 Indebtedness